                                       Filing Under Rule 424(b)(3)
                                       Registration File No. 33-60982

                                       Dealer:   Donaldson, Lufkin & Jenrette
                                                 Securities Corporation
                                       Address:  140 Broadway, NY, NY 10005
                                                 Contact:  Greg Brown
                                                 Cusip #:  87924FCK0

Pricing Supplement No. 59  Dated November 27, 1995
(To Prospectus dated August 7, 1995 and
Prospectus Supplement dated August 7, 1995)

                    TCI COMMUNICATIONS, INC.  MEDIUM TERM
                    NOTES, SERIES B - SENIOR FLOATING RATE

Trade Date:                    November 22, 1995      Initial Interest Rate:       6.61719%
Principal Amount:              $10,000,000            Currency:                    U.S. Dollars
Stated Maturity Date:          December 20, 2000      Original Issue Date:         November 28, 1995
Issue Price:                   100.0%                 Net Proceeds to Issuer:      $9,950,000
Selling Agent's Commission:    $50,000                Min. Denomination:           $1,000

Form:            X        Book-Entry
                 -
                          Certified
                 -

Interest:
         Base Rate:           CD Rate                    Commercial Paper Rate    X   LIBOR
                          --                         --                           --
                              Federal Funds Rate         Other (see attached)         Prime Rae
                          --                         --                           --
                              Treasury Rate
                          --

Interest Reset Dates:     Two business days before interest payment date.
Interest Payment Date:    Quarterly, on the third Wednesday of March, June, September and December
Interest Reset Period:    Quarterly            Maximum Interest Rates:   N/A
Interest Payment Period:  Quarterly            Minimum Interest Rates:   N/A
Spread:                   3 mo.  LIBOR +.75

Redemption:      X        The Notes cannot be redeemed prior to maturity
                 -
                          The Notes may be redeemed prior to maturity
                 -

         Initial Redemption Date:                           N/A
         Initial Redemption Price:                          N/A
         Annual Redemption Price Reduction:                 N/A

Repayment:       X        The Notes cannot be repaid prior to maturity
                 -
                          The Notes can be repaid prior to maturity at the
                 -        option of the holder

         Repayment Price:   N/A           Repayment Date:  N/A

Original Issue
Discount Note:            Yes
                 -
                 X        No
                 -

         Total Amount of OID:              N/A
         Yield to Maturity:                N/A
         Initial Accrual Period:           N/A
Optional Extension of Maturity Date:       N/A
Final Maturity Date:                       December 20, 2000

                                        Filing Under Rule 424(b)(3)
                                        Registration File No. 33-60982

                                        Dealer:   Donaldson, Lufkin & Jenrette
                                                  Securities Corporation
                                        Address:  140 Broadway, NY, NY 10005
                                                  Contact:  Greg Brown
                                                  Cusip #:  87924FCL8

Pricing Supplement No. 60  Dated November 27, 1995
(To Prospectus dated August 7, 1995 and
Prospectus Supplement dated August 7, 1995)

                    TCI COMMUNICATIONS, INC.  MEDIUM TERM
                    NOTES, SERIES B - SENIOR FLOATING RATE

Trade Date:                    November 27, 1995      Initial Interest Rate:       6.61719%
Principal Amount:              $40,000,000            Currency:                    U.S. Dollars
Stated Maturity Date:          December 20, 2000      Original Issue Date:         November 30, 1995
Issue Price:                   100.0%                 Net Proceeds to Issuer:      $39,800,000
Selling Agent's Commission:    $200,000               Min. Denomination:           $1,000

Form:            X        Book-Entry
                 -
                          Certified
                 -


Interest:
         Base Rate:           CD Rate                    Commercial Paper Rate    X   LIBOR
                          --                         --                           --
                              Federal Funds Rate         Other (see attached)         Prime Rae
                          --                         --                           --
                              Treasury Rate
                          --

Interest Reset Dates:     Two business days before interest payment date.
Interest Payment Date:    Quarterly, on the third Wednesday of March, June, September and December
Interest Reset Period:    Quarterly             Maximum Interest Rates:  N/A
Interest Payment Period:  Quarterly             Minimum Interest Rates:  N/A
Spread:                   3 mo.  LIBOR +.75

Redemption:      X        The Notes cannot be redeemed prior to maturity
                 -
                          The Notes may be redeemed prior to maturity
                 -

         Initial Redemption Date:                           N/A
         Initial Redemption Price:                          N/A
         Annual Redemption Price Reduction:                 N/A

Repayment:       X        The Notes cannot be repaid prior to maturity _
                 -
                          The Notes can be repaid prior to maturity at the
                 -        option of the holder

         Repayment Price:    N/A                      Repayment Date:  N/A

Original Issue
Discount Note:           Yes
                 -
                 X        No
                 -

         Total Amount of OID:              N/A
         Yield to Maturity:                N/A
         Initial Accrual Period:           N/A
Optional Extension of Maturity Date:       N/A
Final Maturity Date:                       December 20, 2000